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Exhibit 23

Consent of Independent Public Accountants

                As independent public accountants, we hereby consent to the incorporation of our report included in the UAL Corporation Form 10-K for the year ended December 31, 2000, into the Company's previously filed Post-Effective Amendment No. 1 to Form S-8 (File No. 2-67368), Post-Effective Amendment No. 2 to Form S-8 (File No. 33-37613), Post-Effective Amendment No. 1 to Form S-8 (File No. 33-38613), Form S-8 (File No. 333-63185), Post-Effective Amendment No. 1 to Form S-8 (File No. 33-44552), Form S-8 (File No. 33-57331), Form S-8 (File No. 333-03041), Form S-8 (File No. 333-63181), Post-Effective Amendment No. 1 to Form S-8 (File No. 33-44553), Form S-8 (File No. 33-62749), Form S-8 (File No. 333-52249), Form S-8 (File No. 333-63179), Post-Effective Amendment No. 1 to Form S-8 (File No. 33-59950), Form S-8 (File No. 333-03039), Form S-8 (File No. 333-47444), Form S-8 and Post-Effective Amendment No. 1 to Form S-8 (File No. 33-60675), and Form S-8 (File No. 333-52276).

                                                                                                              /s/ Arthur Andersen LLP
                                                                                                             Arthur Andersen LLP

Chicago, Illinois

March 15, 2001
      (date)

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